SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement [  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

[  ] Definitive Information Statement

Digital Creative Development Corporation

(Name of Registrant as Specified in Its Charter)

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[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): 0

(4) Proposed maximum aggregate value of transaction: 0

(5) Total fee paid:

[  ]       Fee paid previously with preliminary materials.

[  ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)

and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

Digital Creative Development Corporation

720 Fifth Avenue, 10th Floor

New York, NY 10019

(212) 247-0581

NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS

Date of Mailing: ●, 2011

To the Shareholders of Digital Creative Development Corporation:

The attached Information Statement (the “Information Statement”) is being furnished on behalf of the board of directors (the “Board”) of Digital Creative Development Corporation, a Utah corporation (“DCDC,“ the “Company,” “we” or “us,” as the context may require). The Company is a public company registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

On December 9, 2011 (the “Effective Date”), shareholders of the Company holding 29,967,114 shares, or approximately 53.78%, of our issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), consented in writing (the “Written Consent”) to file a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Articles of Incorporation under the Utah Revised Business Corporation Act (the “UBCA”), to increase the total number of authorized shares of the Company’s capital stock from (i) 85,000,000 shares (the “Existing Authorized Capital Stock”), of which (A) 75,000,000 shares are designated as Common Stock; and (B) 10,000,000 shares are designated as preferred stock, which may be issued in such series or classes, and with such rights, preferences and limitations, as the Board may determine in its sole discretion, to (ii) 615,000,000 shares (the “Capital Increase”), of which (A) 600,000,000 shares shall be designated as Common Stock (the “Common Increase”); and (B) 15,000,000 shares shall be designated as preferred stock (the “Preferred Increase”), which preferred stock may be issued in such series or classes, and with such rights, preferences and limitations, as the Board shall determine in its sole discretion.

The Certificate of Amendment will become effective upon filing with the Utah Division of Corporations, which can occur no earlier than twenty (20) calendar days after the filing and dissemination to the Company’s shareholders of the Definitive Information Statement relating to the Written Consent.

The attached Information Statement is prepared and delivered to meet the requirements of Section 704 of the UBCA relating to shareholder action by written consent without a meeting. This Information Statement is being mailed on or about ●, 2011 to holders of record of Common Stock as of the close of business on ●, 2011 (the “Record Date”). The Company had 53,864,165 shares of Common Stock outstanding as of the Record Date. There were no outstanding shares of preferred stock authorized or outstanding as of the Record Date.

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company's shareholders have no dissenters' or appraisal rights under Utah Law in connection with the grant of Capital Increase. Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the shareholders.

Although you will not have an opportunity to vote on the approval of any Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors

/s/ Gary Herman

President and Chief Executive Officer

Important Notice Regarding the Availability of Information Statement Materials in connection with this Notice of Shareholder Action by Written Consent:

The Information Statement is available at: www.sec.gov.

Digital Creative Development Corporation

720 Fifth Avenue, 10th Floor

New York, NY 10019

(212) 247-0581

INFORMATION STATEMENT

NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS

Date of Mailing: ●, 2011

This Information Statement is being furnished to the shareholders of Digital Creative Development Corporation, , a Utah corporation (“DCDC,“ the “Company,” “we” or “us,” as the context may require), to advise them of the corporate actions that have been authorized by written consent (the “Written Consent”) of the Company’s shareholders, who collectively own 53.78% of the Company’s sole class of outstanding capital stock as of the record date of ●, 2011 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with Section 704 of the Utah Revised Business Corporation Act (the “UBCA”). This Information Statement is being mailed on ●, 2011 to the shareholders of the Company as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Annual Report on Form 10-K of the Company, including financial statements for the year ended June 30, 2011, is enclosed herewith (but without exhibits) as filed with the Securities and Exchange Commission on September 30, 2011. Any shareholder may, by written request directed to the President of Digital Creative Development Corporation, 720 Fifth Avenue, 10th Floor, New York, NY 10019, request a copy of one or more exhibits thereto, in which case, the Company’s reasonable expenses of furnishing such exhibits may be charged to such shareholder. Alternatively, any shareholder may obtain an electronic copy of such exhibits on the Edgar database maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

On October 26, 2011 (the “Effective Date”), the Board of Directors of the Company approved, and shareholders of the Company holding 28,967,114 shares, or approximately 53.78%, of our issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), consented in writing (the “Written Consent”) to, the filing by the Company of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Articles of Incorporation under the UBCA. The Certificate of Amendment provides for an increase in the total number of authorized shares of the Company’s capital stock to from (i) 85,000,000 shares (the “Existing Authorized Capital Stock”), of which (A) 75,000,000 shares are designated as Common Stock; and (B) 10,000,000 shares are designated as preferred stock (“Preferred Stock”), which may be issued in such series or classes, and with such rights, preferences and limitations, as the Board may determine in its sole discretion, to (ii) 615,000,000 shares (the “Capital Increase”), of which (A) 600,000,000 shares shall be designated as Common Stock (the “Common Increase”); and (B) 15,000,000 shares shall be designated as Preferred Stock (the “Preferred Increase”) in such series or classes, and with such rights, preferences and limitations, as the Board shall determine in its sole discretion to 615,000,000 shares (the “Capital Increase”), of which (A) up to 600,000,000 shares shall be designated as Common Stock (the “Common Increase”); and (B) up to 15,000,000 shares shall be designated as Preferred Stock (the “Preferred Increase”), which Preferred Stock may be issued in such series or classes, and with such rights, preferences and limitations, as the Board shall determine in its sole discretion. The Certificate of Amendment will become effective upon filing with the Utah Division of Corporations, which can occur no earlier than twenty (20) calendar days after the filing and dissemination to the Company’s shareholders of the Definitive Information Statement relating to the Written Consent.

The Company had 53,864,165 shares of Common Stock outstanding as of the Record Date. There were no outstanding shares of Preferred Stock authorized or outstanding as of the Record Date. This Information Statement is being provided pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, which requires the Company to notify its shareholders of any action taken by written consent of the Company’s shareholders. Neither the Common Increase nor the Preferred Increase may become effective until the filing of the Certificate of Amendment with the Utah Division of Corporations. The Certificate of Amendment may not be filed with the Utah Division of Corporations (and, therefore, neither the Common Increase nor the Preferred Increase may be implemented) until at least twenty (20) calendar days after the filing and dissemination to the Company’s shareholders of the Definitive Information Statement relating to the Written Consent.   A copy of the Certificate of Certificate of Amendment relating to the Capital Increase is attached to this Information Statement as Exhibit A.

No Vote Required

We are not soliciting consents to approve the Certificate of Amendment. Utah law permits the Company to take any action which may be taken at an annual or special meeting of its shareholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Utah law, shareholders have no appraisal or dissenters’ rights in connection with the Certificate of Amendment.

Interests of Certain Parties in the Matters to be Acted Upon

None of the directors or executive officers of the Company has any interest resulting from the filing of the Certificate of Amendment that is not shared by all other shareholders on a pro rata basis, and in accordance with their respective interests.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Householding of Shareholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple shareholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a shareholder sharing an address with another shareholder. Requests by telephone should be directed to our Chief Executive Officer at (212) 247-0581, and requests in writing should be sent to Digital Creative Development Corporation, Attention: Chief Executive Officer, 720 Fifth Avenue, 10th Floor, New York, NY 10019. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the foregoing address.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

As of December 9, 2011, there were 75,000,000 shares of Common Stock authorized, of which 53,864,165 shares were issued and outstanding, and 10, 000,000 shares of Preferred Stock authorized, of which 506,100 shares were issued and outstanding. The Preferred Stock is comprised of four Series: Series A, Series B, Series C and Series D. Upon the filing of the Certificate of Amendment, the number of authorized shares of Common Stock and Preferred Stock will be increased to 600,000,000 shares and 15,000,000 shares, respectively.

While the Company has no present plans for the issuance of additional shares of Common Stock or Preferred Stock, it wishes to have such shares available for future issuances as the need may arise, without the necessity of seeking shareholder approval in each instance.

The Securities and Exchange Commission requires the Company to discuss how the increase in the number of authorized shares could be used to make it more difficult to effect a change in control of the Company. For example, the additional shares of Common Stock could be used to dilute the stock ownership of a person seeking to obtain control of the Company or could be privately placed with purchasers who would support the Board of Directors in opposing a hostile takeover attempt. This Certificate of Amendment is not being filed in response to any effort of which the Company is aware to accumulate Common Stock or obtain control of the Company, nor, to the knowledge of the Board, is it part of a plan by management to recommend a series of similar amendments to the Company’s Articles of Incorporation to either the Board or the Company’s shareholders. The Board does not presently contemplate recommending the adoption of any other amendment to the Articles of Incorporation which could be construed to affect the ability of third parties to take over or effect a change of control of the Company.

Reasons for, and the effect of, the Increase in our Authorized Common Stock

The relative rights and limitations of the shares of Common Stock would remain unchanged by the amendment to our Articles of Incorporation. We currently have 75,000,000 authorized shares of common stock, of which 53,864,165 shares are outstanding, approximately 15,000,000 shares are reserved for issuance upon the exercise of warrants and options Our Board and our management believe that an increase our authorized Common Stock will enhance our Company's ability to finance the development and operation of our business, general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares of Common Stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our Common Stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our Company is at all times investigating additional sources of financing which our Board believes will be in our best interests and in the best interests of our shareholders. Our management has neither entered into any arrangements by which it would raise additional capital through an equity or convertible debt issuance that would result in us committing to issue or reserve shares of our Common Stock or that would cause us to exceed our current authorized share capital, nor has it entered into any discussions to use shares of Common Stock to acquire assets of, merge with or otherwise exchange securities with another entity. Our Common Stock has no preemptive rights to purchase additional shares. The adoption of the Certificate of Amendment will not of itself cause any changes in our capital accounts. The Certificate of Amendment to effect the Common Increase will not have any immediate effect on the rights of existing shareholders. However, our Board will have the authority to issue authorized Common Stock from time to time without requiring future shareholder approval of such issuances, except as may be required by applicable law or exchange regulations, which our Board and management believes will place our Company in a better position to raise additional capital on a timely basis, if and to the extent deemed necessary or appropriate. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the Company’s existing shareholders. Further, depending on the price upon which any shares of Common Stock are issued, the net tangible book value per share of the shares of Common Stock that you purchased could be reduced. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of Common Stock.

Amendment to our Articles of Incorporation to Increase the Number of Authorized Shares of “Blank Check” Preferred Stock

Our Articles of Incorporation currently authorize the issuance of 10,000,000 shares of “blank check” Preferred Stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue additional shares of Preferred Stock to investors. Preferred Stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us additional flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Certificate of Amendment will increase the number of authorized shares of Preferred Stock from 10,000,000 shares to 15,000,000 shares. The authorized shares of Preferred Stock are commonly referred to as “blank check” preferred stock, because the Board will have the discretion to issue shares of Preferred Stock from time to time, in such series or classes, and with such rights, preferences and limitations, as the Board shall determine in its sole discretion for any proper corporate purpose. The Preferred Increase will provide us with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board. Our management has neither entered into any arrangements by which it would raise additional capital through an equity or convertible debt issuance that would result in us committing to issue or reserve shares of our Preferred Stock or that would cause us to exceed our current authorized share capital, nor has it entered into any discussions to use shares of Preferred Stock to acquire assets of, merge with or otherwise exchange securities with another entity. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of Preferred Stock. Our Preferred Stock has no preemptive rights to purchase additional shares. The adoption of the Certificate of Amendment will not of itself cause any changes in our capital accounts. The Certificate of Amendment to effect the Preferred Increase will not have any immediate effect on the rights of existing shareholders. However, our Board will have the authority to issue authorized Preferred Stock from time to time without requiring future shareholder approval of such issuances, except as may be required by applicable law or exchange regulations, which our Board and management believes will place our Company in a better position to raise additional capital on a timely basis, if and to the extent deemed necessary or appropriate. To the extent that additional authorized shares Preferred Common Stock are issued in the future, which shares may be converted into shares of Common Stock, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the Company’s existing shareholders. Further, depending on the price upon which any shares of Preferred Stock are issued, or the conversion price to exchange such shares of Preferred Stock for shares of Common Stock, the net tangible book value per share of the shares of Common Stock that you purchased could be reduced. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of Preferred Stock.

The Certificate of Amendment provides that Article Fourth, as it relates to the authorization of capital stock of the Company, will be revised and restated in its entirety to read as follows:

The Corporation shall have authority to issue Six Hundred and Fifteen Million (615,000,000) shares of capital stock, of which Six Hundred Million (600,000,000) shares shall be designated “Common Stock,” par value of $0.01 per share, and Fifteen Million (15,000,000) shares shall be designated “Preferred Stock,” par value of $0.01 per share.

Common Stock. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held. All persons who acquire shares of Common Stock in the Corporation shall acquire such shares subject to the provisions of these Articles of Incorporation and the Bylaws of the

Corporation.

Preferred Stock. The Board of Directors of the Corporation shall have authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences,

privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences; provided, however, that, if more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series; and provided, further, that the rights prescribed by the

Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions,

relative rights, and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with Utah law.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT (5%) SHAREHOLDERS

The following table sets forth as of  ● 2011 the number and percentage of shares of the Company's Common Stock owned beneficially, by class and on a combined basis, by (i) each current director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person who is known by us to own beneficially more than 5% of our common stock. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers with respect to the shares.

Shareholder	Shares	Percentage
Bruce R. Galloway (1)	14,809,407	27.49%
Skuli Thorvaldsson	1,435,125	2.66%
Gary Herman (2)	3,845,275	7.14%
James and Alexander Goren (2)	3,619,750	6.72%
Officers and Directors as a group	0
Total Outstanding shares	53,864,165	100%

(1)         6,714,912shares of common stock owned by Mr. Galloway individually; 2,910,716 held by Mr. Galloway’s Individual Retirement Account; 1,340,404 shares owned by Jacombs Investments, Ltd for which Mr. Galloway has the power to vote and dispose such shares; 523,000 shares held by Mr. Galloway’s children for which he has the power to vote and dispose. This also includes 3,320,375 shares held by an investment fund, Strategic Turnaround Equity Partners, LP (Cayman) (“STEP“) which is managed by Galloway Capital Management, LLC. Mr. Galloway, a managing member of Galloway Capital Management, LLC disclaims beneficial ownership of the shares held by STEP except to the extent of being a limited partner in STEP.

(2)         This includes 80,000 shares of common stock owned by Mr. Herman individually; 424,900 shares held jointly with Lorraine Herman; and 20,000 shares of common stock held by his minor child for which he has the power to vote and dispose. This also Includes 3,320,375 shares held by an investment fund, Strategic Turnaround Equity Partners, LP (Cayman) (“STEP“) which is managed by Galloway Capital Management, LLC. Mr. Galloway, a managing member of Galloway Capital Management, LLC disclaims beneficial ownership of the shares held by STEP except to the extent of being a limited partner in STEP.

(3)         This includes 2,406,250 shares of common stock owned by Goren Bros, L.P; 393,750 shares of common stock owned by James Goren Revocable Trust; 168,750 shares of common stock owned by James G. Goren and Manuela Goren; 100,000 shares of common stock owned by James G. Goren c/o RIAI Bredefeld and Associate PC; 50,000 shares of common stock owned by Alexander M. Goren c/o RAIA Bredefeld and Associate PC; 501,000 shares of common stock owned by Goren Bros, L.P c/o RAIA Bredefeld and Associate PC.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s Common Stock.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking“ statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,“ “will,“ “expect,“ “believe,“ “anticipate,“ “intend,“ “could,“ “estimate,“ “might,“ or “continue“ or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: Digital Creative Development Corporation. 720 Fifth Avenue, 10th Floor, New York, NY 10019. Our telephone number is: (212) 247-0581.

This Information Statement is provided to the holder of Common Stock of the Company only for information purposes in connection with the Capital Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Gary Herman

Name: Gary Herman

Title: Chief Executive Officer

New York, NY

December 9, 2011